UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑12

RiceBran Technologies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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this communication presents only an overview of the more complete proxy materials that are available to you on the internet. we encourage you to access and review all of the important information contained in the proxy materials before voting. if you want to receive a paper or e-mail copy of the proxy materials you must request one. there is no charge to you for requesting a copy. to facilitate timely delivery please make the request as instructed below before June 8, 2017. Please visit http://www.ricebrantech.com/investorrelations, where the following materials are available for view:
• Notice of Annual Meeting of Shareholders • Proxy Statement • Form of Electronic Proxy Card  • Annual Report to Shareholders to reqUeSt materiaL: teLePhone: 888-757-7731 e-maiL: proxy2017@ricebrantech.com weBSite: http://www.ricebrantech.com/investorrelations to Vote: onLine: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date. in PerSon: You may vote your shares in person by attending the Annual Meeting of Shareholders. teLePhone: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. maiL: You may request a card by following the instructions above. important notice of availability of Proxy materials for the annual meeting of Shareholders of riCeBran teChnoLoGieS to Be held on: wednesday, June 21, 2017 at 9:00 a.m. local time Scottsdale Plaza resort, 7200 north Scottsdale road, Scottsdale, aZ 85253 The Board of Directors recommends that you vote "FOR" the following: 1. Election of Directors: Robert D. Smith, Ph.D. Brent Rosenthal Beth Bronner Ari Gendason David Goldman Baruch Halpern Henk W. Hoogenkamp 2. To approve amendments to our articles of incorporation that would effect a reverse stock split, pursuant to which either two, three or four outstanding shares of our common stock would be combined into one share of such stock, and to authorize our board of directors, at their iscretion, to select and file one such amendment which would effect the reverse stock split at one of these three reverse split ratios on or before June 21, 2018, if deemed appropriate; 3. To approve an amendment to the 2014 Equity Incentive Plan to increase the number of authorized shares issuable under the plan from 1,600,000 to 3,300,000; 4. To approve, on a nonbinding advisory basis, the compensation of our named executive officers; 5. To ratify our appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2017; and 6. To transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof. the BoarD oF DireCtorS reCommenDS a Vote "For" the eLeCtion oF aLL nomineeS anD "For" ProPoSaLS 2, 3, 4 anD 5. nomineeS: ComPanY nUmBer aCCoUnt nUmBer ControL nUmBer John Smith 1234 main Street aPt. 203 new York, nY 10038
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